UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 25, 2003

Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500
(Exact Name of Registrant as Specified in Its Charter)	(Commission File Number)	(I.R.S. Employer Identification No.)

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 93813

(Address of principal executive offices and zip code)

(808) 543-5662—Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771—Hawaiian Electric Company, Inc. (HECO)

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Item 5. Other Events

Demand-side management programs – agreements with the Consumer Advocate

In October 2001, HECO and the Consumer Advocate finalized agreements, subject to Public Utilities Commission of the State of Hawaii (PUC) approval, under which HECO’s three commercial and industrial demand-side management (DSM) programs and two residential DSM programs would be continued until HECO’s next rate case, which, under the agreements, HECO committed to file using a 2003 or 2004 test year and following the PUC’s rules for determining the test year. The PUC rules require that an application be filed between July and December 2003 in order to use a 2004 test year. The agreements for the temporary continuation of HECO’s existing DSM programs were in lieu of HECO continuing to seek approval of new 5-year DSM programs. Any DSM programs to be in place after HECO’s next rate case will be determined as part of the case. Under the agreements, HECO will cap the recovery of lost margins and shareholder incentives if such recovery would cause HECO to exceed its current authorized return on rate base. HECO also agreed it will not pursue the continuation of lost margins recovery and shareholder incentives through a surcharge mechanism in future rate cases. Consistent with the HECO agreements, in October 2001, Hawaii Electric Light Company, Inc. (HELCO) and Maui Electric Company, Limited (MECO) reached agreements with the Consumer Advocate and filed requests to continue their four existing DSM programs. In November 2001, the PUC issued orders (one of which was later amended) that, subject to certain reporting requirements and other conditions, approved (1) the agreements regarding the temporary continuation of HECO’s five existing DSM programs until HECO’s next rate case and (2) the agreements regarding the temporary continuation of HELCO’s and MECO’s DSM programs until one year after the PUC makes a revenue requirements determination in HECO’s next rate case. Under the orders, however, HELCO and MECO are allowed to recover only lost margins and shareholder incentives accrued through the date that interim rates are established in HECO’s next rate case, but may request to extend the time of such accrual and recovery for up to one additional year. In 2002, MECO’s revenues from shareholder incentives were $0.7 million lower than the amount that would have been recorded if MECO had not agreed to cap such incentives when its authorized return on rate base was exceeded. Also in 2002, HELCO slightly exceeded its authorized return on rate base resulting in a reduction to shareholders incentives of approximately $31,000, which HELCO recorded in January 2003. In 2002, HECO did not exceed its authorized return on rate base.

With respect to HECO’s agreement with the Consumer Advocate regarding HECO’s three commercial and industrial DSM programs, the parties agreed on August 7, 2003, subject to PUC approval, to a delay in the filing of HECO’s next rate case by approximately 12 months, with the result that the rate case would be filed using a 2005 test year. A similar agreement with respect to its two residential DSM programs was reached on August 12, 2003, subject to PUC approval. The other components of the existing agreements, as approved by the PUC, would be continued under the new agreements. On August 26, 2003, the PUC issued orders approving the new agreements.

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State of Hawaii, ex rel., Bruce R. Knapp, Qui Tam Plaintiff, and Beverly Perry, on behalf of herself and all others similarly situated, Class Plaintiff, vs. The AES Corporation, AES Hawaii, Inc., HECO and HEl

On April 22 and 23, 2002, HECO and HEI, respectively, were served with an amended complaint filed in the Circuit Court for the First Circuit of Hawaii which alleges that the State of Hawaii and HECO’s other customers have been overcharged for electricity as a result of alleged excessive prices in the amended power purchase agreement (PPA) between defendants HECO and AES Hawaii, Inc. (AES Hawaii). AES Hawaii is a subsidiary of The AES Corporation (AES), which guarantees certain obligations of AES Hawaii under the amended PPA.

HECO entered into a PPA with AES Barbers Point, Inc. (now known as AES Hawaii) in March 1988, and the PPA was amended in August 1989. The AES Hawaii 180 MW coal-fired cogeneration plant, which became operational in September 1992, utilizes a “clean-coal” technology and is designed to sell sufficient steam to be a “Qualifying Facility” under the Public Utility Regulatory Policies Act of 1978. The amended PPA, which has a 30-year term, was approved by the PUC in December 1989, following contested case hearings in October 1988, an initial Decision and Order (D&O) in July 1989, an amendment of the PPA in August 1989, and further contested case hearings in November 1989. Intervenors included the state Consumer Advocate and the U.S. Department of Defense. The PUC proceedings addressed a number of issues, including whether the prices for capacity and energy in the amended PPA were less than HECO’s long-term estimated avoided costs, whether HECO needed the capacity to be provided by AES Hawaii, and whether the terms and conditions of the amended PPA were reasonable.

The amended complaint alleges that HECO’s payments to AES Hawaii for power, based on the prices, terms and conditions in the PUC-approved amended PPA, have been “excessive” by over $1 billion since September 1992, and that approval of the amended PPA was wrongfully obtained from the PUC as a result of alleged misrepresentations and/or material omissions by the defendants, individually and/or in conspiracy, with respect to the estimated future costs of the amended PPA versus the costs of hypothetical HECO-owned units. The amended complaint included four claims for relief or causes of action: (1) violations of Hawaii’s Unfair and Deceptive Practices Act, (2) unjust enrichment/restitution, (3) fraud and (4) violation of Hawaii’s False Claim Act, otherwise known as qui tam claims (asserting that the State declined to take over the action). The amended complaint sought treble damages, attorneys’ fees, rescission of the amended PPA and punitive damages against HECO, HEI, AES Hawaii and AES.

On December 20, 2002, HECO and HEI filed a motion to dismiss the amended complaint on the grounds that the plaintiffs’ claims either arose prior to enactment of the Hawaii False Claims Act, which does not have retroactive application, or are barred by the applicable statute of limitations. AES joined in the motion. At a hearing on the motion in early 2003, the First Circuit Court ordered dismissal of the qui tam claims relating to actions prior to May 26, 2000, the effective date of the Hawaii False Claims Act, on the ground that the Act did not have retroactive application. Subsequently, the First Circuit Court issued a minute order dismissing Plaintiffs’ claims for (1) violations of Hawaii’s Unfair and Deceptive Practices Act, (2) unjust enrichment/restitution and (3) fraud, which claims were purportedly brought as a class action, on the ground that all of these claims were barred by the applicable statutes of limitations.

As a result of these Circuit Court rulings, the only remaining claim was under the Hawaii False Claims Act based on allegations that false bills or claims were submitted to the State after May 26, 2000. Under the False Claims Act, a defendant may be liable for treble damages, plus civil

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penalties of a minimum of $5,000 for each false claim, plus attorneys’ fees and costs incurred in the action.

HECO/HEI filed an answer to the amended complaint on March 17, 2003. On March 20, 2003, HECO and HEI filed a motion for judgment on the pleadings, asking for dismissal of the remaining claims pursuant to the doctrine of primary jurisdiction or, in the alternative, exhaustion of administrative remedies. On April 21, 2003, the court granted in part and denied in part HECO/HEI’s motion for judgment on the pleadings, on the ground that under the doctrine of primary jurisdiction any claims should first be brought before the PUC. The court stayed the action until August 21, 2003, at which time the case would be dismissed if plaintiffs failed to provide proof of having initiated an appropriate PUC proceeding by then.

On August 25, 2003, the First Circuit Court issued an order dismissing with prejudice the amended complaint, including all of the Plaintiffs’ remaining claims against the defendants for violations under the Hawaii False Claims Act after May 26, 2000. The final judgment should be entered shortly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC. (Registrant)		HAWAIIAN ELECTRIC COMPANY, INC. (Registrant)

By:	/s/ ERIC K. YEAMAN	By:	/s/ RICHARD A. VON GNECHTEN
	Eric K. Yeaman Financial Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer of HEI)		Richard A. von Gnechten Financial Vice President (Principal Financial Officer of HECO)

Date: August 28, 2003		Date: August 28, 2003

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